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Exhibit 10 (g)

         CheckFree Corporation has entered into indemnification agreements with the following individuals on the following dates:

Peter J. Kight                      April 28, 1993
Mark A. Johnson                     April 28, 1993
George R. Manser                    April 28, 1993
Jeffrey M. Wilkens                  April 28, 1993
Eugene F. Quinn                     December 2, 1994
William P. Boardman                 July 19, 1996